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                                                                   EXHIBIT 99(a)

                                REVOCABLE PROXY
                            MATEWAN BANCSHARES, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                                 JULY 27, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dan R.Moore, Frank E. Ellis and George A. Kostas, and each of them, with full power of substitution in each, proxies to vote all the shares of common stock and/or preferred stock of Matewan BancShares, Inc. ("Matewan") that the undersigned is entitled to vote, at the Special Meeting of Shareholders of Matewan to be held on Tuesday, July 27, 1999, at 11:00 a.m., and at any and all adjournments thereof.

     1. To approve an Amended and Restated Agreement and Plan of Reorganization, dated as of February 24, 1999 (the "Merger Agreement"), by and between Matewan and BB&T Corporation, a North Carolina corporation ("BB&T"), and a related Plan of Merger (the "Plan of Merger"), pursuant to which each share of common stock and each share of preferred stock of Matewan will be converted into the right to receive shares of common stock of BB&T and cash in lieu of any fractional share, in amounts to be determined as described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement and the Plan of Merger set forth therein is attached to the Proxy Statement/Prospectus as Appendix A.

      [   ] For                  [   ] Against             [   ] Abstain

     PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING: [   ]

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Item 1.

     Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Attorney, Trustee or Guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.

Please be sure to sign and date this proxy in the box below.


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Date


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Shareholder sign above


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Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.

                            MATEWAN BANCSHARES, INC.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY